QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) of Royal Gold, Inc. and to the incorporation by reference therein of our reports dated August 18, 2011, with respect to the consolidated financial statements of Royal Gold, Inc. and the effectiveness of internal control over financial reporting of Royal Gold, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
December 22, 2011

QuickLinks

  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm